As filed with the Securities and Exchange Commission on June 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	61-1009366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

IMMUNOMEDICS, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Usama Malik Chief Financial Officer Immunomedics, Inc. 300 The American Road Morris Plains, New Jersey 07950 (973) 605-8200	Andrew P. Gilbert DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 (973) 520-2550
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	500,000	$33.44	$16,720,000	$2,170

(1)                Consists of 500,000 shares of common stock, $0.01 par value per share (“Common Stock”), of Immunomedics, Inc. (the “Registrant”), initially available for sale under the Immunomedics, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of shares of Common Stock which may be offered or sold under the ESPP by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)                Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Stock Market LLC on June 17, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 27, 2020;

(2)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 6, 2020;

(3)       The Registrant’s Current Reports on Form 8-K filed with the Commission on February 14, 2020, February 27, 2020 (the second report only), March 25, 2020, April 6, 2020 (as amended on April 20, 2020), April 6, 2020, April 22, 2020, May 1, 2020, May 7, 2020, May 27, 2020 and June 18, 2020 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)       The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38601), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, on May 7, 1984, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Amended and Restated Certificate of Incorporation of Immunomedics, Inc. provides that the Registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer or employee of Immunomedics, Inc. or is or was serving as a director, officer, partner, employee or agent of another entity at the Registrant’s request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Amended and Restated Certificate of Incorporation of Immunomedics, Inc. provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to the Registrant of an undertaking, by or on behalf of the director or officer or employee, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article IX of the Amended and Restated Certificate of Incorporation of Immunomedics, Inc. eliminates the liability of a director to the Registrant or stockholders of Immunomedics for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the Registrant or stockholders of Immunomedics;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of Immunomedics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 18, 2020).

4.2	Bylaws of Immunomedics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on April 17, 2019).

4.3	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission on September 30, 2002).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of KPMG LLP, independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Immunomedics, Inc. 2020 Employee Stock Purchase Plan.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on June 18, 2020.

IMMUNOMEDICS, INC.

By:	/s/ Usama Malik
Name:	Usama Malik
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jared Freedberg and Usama Malik his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Usama Malik	Chief Financial Officer	June 18, 2020
Usama Malik	(Principal Executive Officer and Principal Financial Officer)
/s/ William Fricker	Corporate Controller (Principal Accounting Officer)	June 18, 2020
William Fricker /s/ Dr. Behzad Aghazadeh	Chairman of the Board, Director	June 18, 2020
Dr. Behzad Aghazadeh /s/ Robert Azelby	Director	June 18, 2020
Robert Azelby /s/ Charles M. Baum	Director	June 18, 2020
Charles M. Baum, M.D., Ph.D.
/s/ Barbara G. Duncan	Director	June 18, 2020
Barbara G. Duncan
/s/ Khalid Islam	Director	June 18, 2020
Dr. Khalid Islam
/s/ Scott Canute	Director	June 18, 2020
Scott Canute
/s/ Peter Barton Hutt	Director	June 18, 2020
Peter Barton Hutt